                                 EXHIBIT 4.1
                                 -----------




                         PEABODY ENERGY CORPORATION

                         DEFERRED COMPENSATION PLAN

                       ------------------------------


                         EFFECTIVE OCTOBER 23, 2001

PEABODY ENERGY CORPORATION DEFERRED COMPENSATION PLAN
------------------------------------------------------------------------------

PEABODY ENERGY CORPORATION establishes, effective as of October 23, 2001, an unfunded, deferred compensation plan on behalf of certain selected management or highly compensated employees of Peabody Energy Corporation. This document defines the provisions of such plan and will be known as the "Peabody Energy Corporation Deferred Compensation Plan."

This plan is intended in part to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Pursuant to applicable regulations adopted by the Secretary of Labor under Section 110 of ERISA, appropriate notification of the adoption of this Plan will be filed with the Department of Labor within one hundred and twenty (120) days following the date on which this Plan becomes subject to Title I of ERISA.

                                    Table of Contents
                                    -----------------

                                                                                    Page
                                                                                    ----
ARTICLE I
      DEFINITIONS....................................................................1
         1.1      Account............................................................1
         1.2      Base Salary........................................................1
         1.3      Beneficiary........................................................1
         1.4      Board..............................................................1
         1.5      Bonus..............................................................1
         1.6      Change in Control..................................................1
         1.7      Committee..........................................................2
         1.8      Company............................................................2
         1.9      Company Stock......................................................2
         1.10     Compensation.......................................................2
         1.11     Crediting Rate.....................................................2
         1.12     Deferral Election or Election......................................2
         1.13     Deferral Election Form.............................................3
         1.14     Deferral Percentage................................................3
         1.15     Deferrals..........................................................3
         1.16     Disability or Disabled.............................................3
         1.17     Effective Date.....................................................3
         1.18     Eligible Employee..................................................3
         1.19     Employee...........................................................3
         1.20     ERISA..............................................................3
         1.21     Internal Revenue Code or Code......................................3
         1.22     Notice Date........................................................3
         1.23     Participant........................................................4
         1.24     Person.............................................................4
         1.25     Plan...............................................................4
         1.26     Plan Year..........................................................4
         1.27     Retirement.........................................................4
         1.28     Spouse.............................................................4
         1.29     Termination of Employment..........................................4
         1.30     Valuation Date.....................................................4

ARTICLE II
      PARTICIPATION..................................................................5
         2.1      Eligibility........................................................5
         2.2      Participation......................................................5

                                      i


ARTICLE III
      PARTICIPANT DEFERRAL ELECTIONS.................................................6
         3.1      Employee Deferral Election.........................................6
         3.2      Election Procedures................................................6
         3.3      Election to Modify or Terminate Future Contributions...............6
         3.4      Vesting............................................................6

ARTICLE IV
      DEFERRALS AND ACCOUNTS.........................................................7
         4.1      Deferrals..........................................................7
         4.2      Valuation of Accounts..............................................7
         4.3      Designation of Investment Alternative..............................7
         4.4      Fund Transfers.....................................................8
         4.5      Credits to Deferral Account Balance................................8
         4.6      Statement of Account...............................................8

ARTICLE V
      WITHDRAWALS....................................................................9
         5.1      Withdrawals for Hardship...........................................9
         5.2      Other Premature Withdrawals........................................9
         5.3      Withdrawal Processing..............................................9

ARTICLE VI
      DISTRIBUTIONS.................................................................11
         6.1      Distribution of Account Balance...................................11
         6.2      Form of Payment...................................................11
         6.3      Distribution Amount...............................................11
         6.4      Death Benefit.....................................................11
         6.5      Redeferral Election...............................................11

ARTICLE VII
      BENEFICIARY...................................................................13
         7.1      Beneficiary Designation...........................................13
         7.2      Proper Beneficiary................................................13
         7.3      Minor or Incompetent Beneficiary..................................13
         7.4      No Beneficiary Designation........................................13

ARTICLE VIII
      ADMINISTRATION OF THE PLAN....................................................14
         8.1      Majority Vote.....................................................14
         8.2      Claims Procedure..................................................14
         8.3      Finality of Determination.........................................14
         8.4      Certificates and Reports..........................................14
         8.5      Indemnification and Exculpation...................................14
         8.6      Expenses..........................................................15


                                     ii


ARTICLE IX
      NATURE OF COMPANY'S OBLIGATION................................................16
         9.1      Company's Obligation..............................................16
         9.2      Creditor Status...................................................16

ARTICLE X
      AMENDMENT AND TERMINATION.....................................................17
         10.1     Prior to a Change in Control......................................17
         10.2     After a Change in Control.........................................17
         10.3     Termination.......................................................17

ARTICLE XI
      MISCELLANEOUS PROVISIONS......................................................18
         11.1     Corporate Action..................................................18
         11.2     Interests not Transferable........................................18
         11.3     Effect on Other Benefit Plans.....................................18
         11.4     Legal Fees and Expenses...........................................18
         11.5     Right to Offset...................................................18
         11.6     Deduction of Taxes from Amounts Payable...........................18
         11.7     Facility of Payment...............................................19
         11.8     Merger............................................................19
         11.9     Gender and Number.................................................19
         11.10    Invalidity of Certain Provisions..................................19
         11.11    Headings..........................................................19
         11.12    No Right to Employment............................................19
         11.13    Notice and Information Requirements...............................19
         11.14    Governing Law.....................................................19

ARTICLE I
------------------------------------------------------------------------------

                                 DEFINITIONS
                                 -----------

         The following sections of this Article I provide basic definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms will be deemed to have the following meanings:

         1.1      "Account" means the record of a Participant's interest in
                   -------
this Plan represented by the Deferrals, with all earnings thereon credited to such Account on behalf of the Participant under this Plan and all losses, expenses, withdrawals and distributions thereon debited from such Account.

         1.2      "Base Salary" means a Participant's base salary for the Plan
                   -----------
Year, as specified by the Company prior to each Plan Year, and as may be adjusted from time to time.

         1.3      "Beneficiary" means the person or persons designated pursuant
                   -----------
to Article VII herein, by a Participant to receive such payments as may become due hereunder after the death of a Participant.

         1.4      "Board" means the board of directors of the Company.
                   -----

         1.5      "Bonus" means the additional compensation payment in cash to
                   -----
the Participant under the terms of the Company's Management Annual Incentive Compensation Plan or any other performance compensation plan, program or arrangement under which the Company pays an amount of cash remuneration to a Participant above such Participant's Base Salary, including any cash-based long-term incentive plan.

         1.6      "Change in Control" means any one of the following:
                   -----------------

                  (a) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of May 22, 2001, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company's then-outstanding securities;

                  (b) during any period of twenty-four consecutive months (not including any period prior to May 22, 2001), individuals who at the beginning of such period constitute the Board, and any new director
(other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph 1.6(a), (c) or (d), or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (c) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Company is involved, other than such a transaction or series of transactions which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of the Company or such surviving entity (or the parent, if any) outstanding immediately after such transactions(s) in substantially the same proportions as their ownership immediately prior to such transactions(s); or

                  (d) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly owned subsidiary.

         1.7      "Committee" means the committee appointed by the Board to
                   ---------
manage and control the operation and administration of this Plan; provided, however, that after the occurrence of a Change in Control, the members of the Committee will have the sole and exclusive power to appoint their successors by a majority vote of such Committee members.

         1.8      "Company" means PEABODY ENERGY CORPORATION, or any successor
                   -------
entity by operation of law or any successor entity which affirmatively adopts the Plan, the trust, if any, and the obligations of Peabody Energy Corporation with respect to the Plan.

         1.9      "Company Stock" means common stock issued by the Company.
                   -------------

         1.10     "Compensation" means the Base Salary and Bonus earned, or
                   ------------
to be earned, by a Participant during a Plan Year.

         1.11     "Crediting Rate" means an interest rate determined by
                   --------------
reference to one or more of the investment alternatives designated by a Participant in accordance with Article IV of this Plan. The amount of interest credited on each Valuation Date (or deducted in the case of a loss by the designated investment alternatives) will equal the interest, dividends, increase or decrease in market value and other earnings or losses that would have been credited to the Account if the Account had actually been invested in the designated investment alternative for that month.

         1.12     "Deferral Election" or "Election" means an irrevocable
                   -------------------------------
election made by an Eligible Employee in accordance with the requirements of the Plan to reduce such Employee's Base Salary and/or Bonus for a Plan Year by an amount equal to the product of such Employee's Deferral Percentage and such Employee's Base Salary and/or Bonus subject to the Deferral.

         1.13     "Deferral Election Form" means the form established from time
                   ----------------------
to time by the Committee that an Eligible Employee completes, signs and returns to the Committee to make a Deferral Election.

         1.14     "Deferral Percentage" means the percentage of a Participant's
                   -------------------
Base Salary or Bonus for a Plan Year which, pursuant to such Participant's Deferral Election, is to be deferred in accordance with this Plan.

         1.15     "Deferrals" means that portion of a Participant's
                   ---------
Compensation to be paid during a Plan Year which a Participant elects to have and is deferred for any one Plan Year. In the event of a Participant's Termination of Employment prior to the end of a Plan Year, such year's Deferral will be the actual amount deferred and withheld prior to such event.

         1.16     "Disability" or "Disabled" means the total and permanent
                   ------------------------
disability of a Participant under the terms of the long-term disability plan of the Company, or, in the absence of a long-term disability plan, as determined by the Board, in its sole and absolute discretion.

         1.17     "Effective Date" means October 23, 2001.
                   --------------

         1.18     "Eligible Employee" means each Employee who is a member of
                   -----------------
select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and is selected by the Committee to participate in this Plan pursuant to Article II hereof.

         1.19     "Employee" means any person who renders services as a common
                   --------
law employee to the Company, or any of its subsidiaries or affiliates.

         1.20     "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended from time to time.

         1.21     "Internal Revenue Code" or "Code" means the Internal Revenue
                   -------------------------------
Code of 1986, as amended from time to time.

         1.22     "Notice Date" means the date established by the Committee as
                   -----------
the deadline for it to receive a Deferral Election or any other notification with respect to an administrative matter in order to be effective under this Plan. Notwithstanding anything to the contrary, the Notice Date with respect to a Deferral Election will be such date as will be determined by the Committee (1) before January 1 of the year during which Compensation to be deferred is earned by the Participant, or (2) with respect to any Bonus payable under a cash-based long-term incentive plan, at least ninety (90) days before the expiration of any applicable performance period under such plan; provided that, in the year in which the Plan becomes effective, Eligible Employees may make a Deferral Election within thirty (30) days after the Effective Date, and in the year in which an Eligible Employee first becomes eligible to participate in the Plan, such Employee may make a Deferral Election within thirty (30) days after the date on which such Employee becomes eligible for participation.

         1.23     "Participant" means an Eligible Employee who begins to
                   -----------
participate in this Plan after completing the eligibility requirements and properly filing a Deferral Election Form. An individual will remain a Participant until the distribution of the balance of all of such Participant's Account.

         1.24     "Person" has the meaning as such term is used for purposes
                   ------
of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

         1.25     "Plan" means the Peabody Energy Corporation Deferred
                   ----
Compensation Plan, as it may be validly amended from time to time.

         1.26     "Plan Year" means the annual accounting period of this Plan
                   ---------
which ends on each December 31.

         1.27     "Retirement" means a Participant's Termination of Employment
                   ----------
in accordance with the terms of the applicable Company retirement plan, or if a Participant is not covered by any such plan, the Termination of Employment of the Participant on or after the earliest to occur of the following:

                  (a) the later to occur of the attainment by the Participant of the age of 65 or the achievement of five years of employment or service with the Company or any of its subsidiaries or affiliates; or

                  (b) the attainment by the Participant of the age of 55 and 10 years of employment or service with the Company or any of its subsidiaries or affiliates.

         1.28     "Spouse" means the person to whom a Participant is validly
                   ------
married under the laws of the State of the Participant's primary residence; provided however, if the Participant is legally separated from a person who would otherwise be such Participant's Spouse (but for this proviso), then such person will cease to be such Participant's Spouse. For this purpose, a common law spouse is a Spouse only if the Participant resides in a State that legally recognizes common law marriages. A person to whom a Participant was formerly married is not a Spouse.

         1.29     "Termination of Employment" occurs when a person ceases to be
                   -------------------------
an Employee as determined by the personnel policies of the Company; provided however, that transfer of employment from the Company, or from one affiliate of the Company, to another affiliate of the Company, or to the Company, will not constitute a Termination of Employment for purposes of this Plan.

         1.30     "Valuation Date" means every regular business day.
                   --------------

ARTICLE II
------------------------------------------------------------------------------


                                PARTICIPATION
                                -------------

         2.1      Eligibility. The Committee in its sole discretion will select
                  -----------
and notify those Employees who will be Eligible Employees for any particular Plan Year. An Eligible Employee will remain eligible to participate in the Plan with respect to each Plan Year following such Eligible Employee's initial selection by the Committee, unless removed as an Eligible Employee with respect to a Plan Year (or Plan Years) by action of the Committee in its sole discretion. If the Committee determines that participation in the Plan by a Participant will cause the Plan to be subject to Parts 2, 3 or 4 of Title I of ERISA, the Committee may, in its discretion, immediately pay to the Participant the value of his Account hereunder.

         2.2      Participation. Each Eligible Employee may elect to become a
                  -------------
Participant under the Plan by completing, signing and returning to the Committee a Deferral Election Form provided for that purpose by the Committee, no later than the designated Notice Date.

ARTICLE III
------------------------------------------------------------------------------

                       PARTICIPANT DEFERRAL ELECTIONS
                       ------------------------------

         3.1      Employee Deferral Election. An Eligible Employee may elect to
                  --------------------------
defer a portion of such Eligible Employee's Compensation for a Plan Year until a specific year or until the year following Retirement. An Eligible Employee who desires to make a Deferral will file a Deferral Election Form pursuant to procedures specified by the Committee (1) specifying the applicable Deferral Percentage(s) and the date as of which the amounts so deferred will become payable unless otherwise provided in this Plan, and (2) authorizing such Eligible Employee's Compensation payable for a Plan Year to be reduced and deferred hereunder.

The applicable Deferral Percentage(s) selected by an Eligible Employee under this Section 3.1, for any Plan Year, will not exceed fifty percent (50%) of such Eligible Employee's Base Salary and one hundred percent (100%) of such Eligible Employee's Bonus; provided that the Committee may, without amending this Plan, determine that the maximum applicable Deferral Percentage will be greater or lesser than the percentages set forth herein. Otherwise, the maximum Deferral Percentage as provided herein will apply.

         3.2      Election Procedures. If properly received by the Committee on
                  -------------------
or before the relevant Notice Date, a Deferral Election will be effective only with respect to Compensation paid with respect to the Plan Year to which the Deferral Election applies pursuant to the terms of this Plan. Future Deferrals will be terminated automatically for any Participant who is deemed by the Committee to no longer be eligible for participation in the Plan. Consistent with the above, the Committee may establish rules and procedures governing when a Deferral Election will be effective and what Compensation will be deferred by the Deferral Election; provided such rules and procedures are not more permissive than the terms and provisions of this Plan.

         3.3      Election to Modify or Terminate Future Contributions. Subject
                  ----------------------------------------------------
to the provisions of Sections 5.1, 5.2 and 6.1 hereof, all Deferrals hereunder, to the extent previously contributed to the Plan, are irrevocable. A Participant who desires to modify or terminate the amount of future Compensation being deferred under the Plan must, by the relevant Notice Date, notify the Committee in writing on a Deferral Election Form provided by the Committee. Elections to decrease or terminate Deferrals of future Compensation will become effective as soon as administratively possible.

         3.4      Vesting. A Participant will be fully vested at all times in
                  -------
his or her Account.

ARTICLE IV
------------------------------------------------------------------------------

                           DEFERRALS AND ACCOUNTS
                           ----------------------

         4.1      Deferrals. A Participant's Deferrals under Article IV herein
                  ---------
will be credited to an Account maintained for each Participant. A Participant's Deferrals will be credited to the Participant's Account as of the date on which the Participant's Compensation would otherwise have been paid to the Participant had it not been deferred. All amounts credited to a Participant's Account will be treated as a reduction of Compensation otherwise payable to such Participant. Distributions pursuant to Articles V and VI will be debited against a Participant's Account.

         4.2      Valuation of Accounts. A Participant's Account is a
                  ---------------------
bookkeeping account, the value of which will be based upon such Participant's Deferrals and the applicable Crediting Rate. The Committee will, in its sole and absolute discretion, select one or more funds of a mutual fund group which may be designated by each Participant for purposes of calculating the applicable Crediting Rate; provided, however, that as of the Effective Date, a Company Stock fund will be available to Participants as an investment alternative. Deferrals will be credited to the Account in the form of units, each reflecting one share of the elected fund. Fractional units will also be credited to such account, if applicable. The number of such credited units will be determined by dividing the value of the Compensation deferred into the elected fund by the net asset value of such fund as of the close of business on the day on which such Compensation would have been made had it not been deferred. All dividends paid with respect to an elected fund of the Account will be deemed to be immediately reinvested in such fund. Prior to any distribution of a Participant's Account under Articles V or VI herein, the Company will credit the Account with interest on each Valuation Date, at the Crediting Rate. Notwithstanding the foregoing, the terms of this Plan place no obligation upon the Company to invest or to continue to invest any portion of the amounts in the Participant's Account, to invest in or to continue to invest in any specific asset, to liquidate any particular investment, or to apply in any specific manner the proceeds from the sale, liquidation, or maturity of any particular investment. It is understood and agreed that the Company assumes no risk of any decrease in the value of any investments or the Participant's Account, and the Company's sole obligations are to maintain the Participant's Account and make payments to the Participant as herein provided.

        4.3       Designation of Investment Alternative. Subject to the
                  -------------------------------------
restrictions hereunder, if a Deferral Election is made and investment alternatives are made available by the Committee hereunder, a Participant may designate the investment alternatives for purposes of determining the Crediting Rate by completion of a Deferral Election Form in accordance with
Section 3.1 herein. A designation of investment alternative will continue in effect unless and until amended with the submission of a new designation in accordance with Section 4.4 herein. Each successive designation for an Account established in any particular Plan Year will be applicable both to future contributions to, and the cumulative balance of, that Account balance.

        4.4       Fund Transfers. Amounts deferred into an Account may be
                  --------------
transferred among eligible funds of the selected mutual fund family pursuant to an election which may be made daily. Such election must be made by the close of business for application to the succeeding business day, and will be effective, and the associated transfer will be based upon the net asset values of the applicable mutual funds as of the close of business on the business day the election is received, if received by 3:00 p.m. Central Time of that day. If received later than 3:00 p.m., the election will be effective as of the close of business on the following business day.

        4.5       Credits to Deferral Account Balance. Credits to a
                  -----------------------------------
Participant's Account in accordance with this Article IV will continue until the Account balance is paid in full to the Participant or the Participant's Beneficiary.

        4.6       Statement of Account. The Company will provide periodically
                  --------------------
to each Participant (but not less frequently than once each calendar quarter) a statement setting forth the Account balance of such Participant, including any balance in such Participant's designated investment alternatives for each Plan Year in which the Participant has made a Deferral hereunder.

ARTICLE V
------------------------------------------------------------------------------

                                 WITHDRAWALS
                                 -----------

        5.1       Withdrawals for Hardship. A Participant may request the
                  ------------------------
withdrawal of such portion of such Participant's Account (not in excess of the balance of such Account) as is needed to satisfy an unforeseeable financial need (plus any appropriate taxes). A financial need for this purpose is a severe, unanticipated hardship (including, but not limited to, uninsured medical expenses or casualty loss for the Participant or the Participant's dependents and other similar extraordinary and unforeseeable circumstances), the occurrence of which is beyond the Participant's control and for which the amount needed to satisfy the hardship is determined only after the Participant has used other readily available funds or resources.

        5.2       Other Premature Withdrawals. A Participant may request the
                  ---------------------------
withdrawal of all or part of such Participant's Account (not in excess of the balance of such Account), prior to the time otherwise specified in any applicable Deferral Election of in this Plan, for reasons other than a financial need. The Participant will acknowledge and agree that in consideration for the current payment of the relevant portion of the Participant's Account, the Participant will forfeit ten percent (10%) of the total pre-withdrawal value of such portion of the Participant's Account. In addition, the Participant will be precluded from further participation in the Plan for a period of twelve (12) months following the month during which the Participant's withdrawal request is received by the Committee.

        5.3       Withdrawal Processing.
                  ---------------------

                  (a)      Minimum Amount. There is no minimum payment for any
                           --------------
type of withdrawal under this Article V.


                  (b)      Application by Participant. To apply for any type of
                           --------------------------
withdrawal under this Article V, a Participant must submit to the Committee a withdrawal request, in accordance with such uniform and nondiscriminatory procedure as will be established by the Committee.

                  (c)      Approval by Committee. The Committee is responsible
                           ---------------------

for determining that a withdrawal request conforms to the requirements described in this Article V and notifying the Company of any payments to be made in a timely manner. With respect to any withdrawal request under Section 5.1, the Committee's decision to allow a Participant to withdraw all or part of such Participant's Account in connection with an unforeseeable financial need will be based on the facts and circumstances of each case. However, in no event will the amount withdrawn exceed the lesser of the amount which the Committee deems necessary to satisfy such financial need (plus any appropriate taxes) and the balance of such Participant's Account. Any request to make a withdrawal by a member of the Committee may be approved only by disinterested members of the Committee, or if none, by the Board.

                  (d)      Time of Processing. The Company will make payment
                           ------------------
to the Participant as soon as is administratively feasible following approval of the withdrawal request under this Article V; provided, however, if such payment will result in any portion of the payment (or any other amount paid to such Participant during the same Plan Year) not being deductible by reason of Code section 162(m), the Committee may defer payment to a later payment date designated by it and the Participant's Account will continue to earn investment returns measured under this Plan.

                  (e)      Medium and Form of Payment. The medium of payment
                           --------------------------
for withdrawals under this Article V is cash. The form of payment for withdrawals under this Article V will be a single-sum cash payment.

ARTICLE VI
------------------------------------------------------------------------------

                                DISTRIBUTIONS
                                -------------

        6.1       Distribution of Account Balance. Any distribution of the
                  -------------------------------
value of a Participant's Account balance for any Plan Year in which the Participant made a Deferral will be made as soon as administratively feasible after (1) the Participant's Termination of Employment, or, if earlier, (2) the date selected by the Participant in the relevant Deferral Election. Any such distribution will be in a lump sum or in annual installments over a period of time not less than two (2) nor more than ten (10) years, as specified by the Participant on the Deferral Election Form for that Plan Year provided, however, that distributions made in connection with a Participant's Termination of Employment other than as a result of Retirement will be made in a lump sum. If the timing of distribution or a payment form is not specified on a Deferral Election Form for any particular Plan Year in which the Participant made a Deferral, the Participant's Account balance for that Plan Year will be distributed in a lump sum upon the Participant's Termination of Employment. Notwithstanding the foregoing, if any distribution will result in any portion of the payment (or any other amount paid to such Participant during the same Plan Year) not being deductible by reason of Code section 162(m), the Committee may defer payment to a later payment date designated by it and such Account will continue to earn investment returns measured under this Plan.

        6.2       Form of Payment. Distributions of a Participant's Account
                  ---------------
balance with respect to each Plan Year will be made in cash.

        6.3       Distribution Amount. Lump sum distributions will be made in
                  -------------------
an amount equal to the value of the Participant's Account balance, as of the distribution date, for the Plan Year in which the Participant made the Deferral, less applicable withholding taxes. Annual installments will be paid in an amount determined by multiplying (i) the balance of the Account attributable to the Plan Year for which such election was made, by (ii) a fraction, the numerator of which is one (1) and the denominator of which is a number equal to the remaining unpaid annual installments, less applicable withholding taxes.

        6.4       Death Benefit. Upon the death of a Participant, the remaining
                  -------------
balance in such Participant's Account will be paid to the Participant's Beneficiary in a lump sum cash payment as soon as administratively feasible after the Participant's death; provided, however, that if any distribution will result in any portion of the payment (or any other amount paid to such Beneficiary during the same Plan Year) not being deductible by reason of Code section 162(m), the Committee may defer payment to a later payment date designated by it and such Account will continue to earn investment returns measured under this Plan.

        6.5       Redeferral Election. Notwithstanding the foregoing, a
                  -------------------
Participant will be permitted to timely elect to delay the beginning date of distribution and/or increase the number of annual installments (up to the maximum permitted under Section 6.1 herein) for previous Deferrals, provided that the redeferral election must be made at least one full calendar year prior to the date on which such distribution would otherwise have been made, or payment of such annual installments would otherwise have begun, in the absence of such redeferral, and must be made in such manner as is provided for by the Committee.

ARTICLE VII
------------------------------------------------------------------------------

                                 BENEFICIARY
                                 -----------

        7.1       Beneficiary Designation. A Participant will designate a
                  -----------------------
Beneficiary to receive benefits under the Plan on the Deferral Election Form provided by the Committee. If more than one Beneficiary is named, the share and/or precedence of each Beneficiary will be indicated. A Participant will have the right to change the Beneficiary at any time by submitting to the Committee a new Deferral Election Form.

        7.2       Proper Beneficiary. If the Committee has any doubt as to the
                  ------------------
proper Beneficiary to receive payments hereunder, the Committee will have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Committee, in good faith and in accordance with this Plan, will fully discharge the Company from all further obligations with respect to that payment.

        7.3       Minor or Incompetent Beneficiary. In making any payments to
                  --------------------------------
or for the benefit of any minor or an incompetent Beneficiary, the Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person will be a complete discharge to the Company. Neither the Company nor the Committee will have any responsibility to see to the proper application of any payments so made.

        7.4       No Beneficiary Designation. If a Participant fails to
                  --------------------------
designate a Beneficiary as provided in Section 7.1 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary will be deemed to be his or her surviving Spouse. If the Participant has no surviving Spouse, the benefits remaining under the Plan to be paid to a Beneficiary will be payable to the executor or personal representative on behalf of the Participant's estate.

ARTICLE VIII
------------------------------------------------------------------------------

                         ADMINISTRATION OF THE PLAN
                         --------------------------

        8.1       Majority Vote. All resolutions or other actions taken by the
                  -------------
Committee will be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting. Such resolutions or actions will be confirmed in writing by a Board resolution.

        8.2       Claims Procedure. The Committee will make all determinations
                  ----------------
as to the rights of any person to a benefit under this Plan. Any denial by the Committee of a claim for benefits under this Plan by a Participant will be stated in writing by the Committee and will set forth the specific reasons for the denial. In addition, the Committee will afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a review of the decision denying the claim.

        8.3       Finality of Determination. Subject to the Plan, the Committee
                  -------------------------
will, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee will have the exclusive right and discretion to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The interpretations, decisions, actions and records of the Committee will be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

        8.4       Certificates and Reports. The members of the Committee and
                  ------------------------
the officers and directors of the Company will be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

        8.5       Indemnification and Exculpation. The Company will indemnify
                  -------------------------------
and hold harmless each current and former member of the Committee and each current and former member of the Board against any and all expenses and liabilities (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which a member of the Committee will be indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification will be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law, but will be conditioned upon the person's notifying the Company of the claim of liability within 60 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim. The foregoing provision will not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

        8.6       Expenses. The expenses of administering the Plan will be
                  --------
borne by the Company.

ARTICLE IX
------------------------------------------------------------------------------

                       NATURE OF COMPANY'S OBLIGATION
                       ------------------------------

        9.1       Company's Obligation. The Company's obligations under this
                  ---------------------
Plan will be an unfunded and unsecured promise to pay. The Company will not be obligated under any circumstances to fund its financial obligations under this Plan.

        9.2       Creditor Status. Any assets which the Company may acquire
                  ---------------
or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives a Participant or Beneficiary any beneficial ownership interest in any asset of the Company. In the event that the Company elects to invest funds to pay the Account Balance under the terms of this Plan, title to and beneficial ownership of such assets will at all times remain with the Company. All Plan Participants and Beneficiaries will not have any property interest in any specific assets of the Company, which will at all times remain subject to the claims of the Company's general creditors, and will be unsecured general creditors of the Company. In particular, the Company may establish a separate irrevocable grantor trust for the benefit of all Participants, which trust will be subject to the claims of the general creditors of the Company in the event of insolvency, to be used as a reserve for the discharge of the Company's obligations under this Plan to such Participants (or Beneficiaries). Any payments made to a Participant (or Beneficiary) under the separate trust for the Participant's (or Beneficiary's) benefit will reduce dollar for dollar the amount payable to the Participant (or Beneficiary) from the general assets of the Company. The amounts payable under this Plan will be reflected on the accounting records of the Company but will not be construed to create or require the creation of a trust, custodial, or escrow account, except as described above in this section. No Participant (of Beneficiary) will have any right, title or interest whatever in or to any investment reserves, accounts or funds that the Company may purchase, establish or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create a trust or fiduciary relationship of any kind between the Company or the Committee and a Participant, Beneficiary or any other person.

ARTICLE X
------------------------------------------------------------------------------

                          AMENDMENT AND TERMINATION
                          -------------------------

        10.1      Prior to a Change in Control. The Company reserves the right
                  ----------------------------
to amend this Plan from time to time by action of the Board. No such action may reduce or relieve the Company of any obligation with respect to the balance of an Account maintained under this Plan with respect to a Participant (or Beneficiary) as of the date of such amendment, without the written consent of such affected Participant (or Beneficiary).

        10.2      After a Change in Control. After a Change in Control, the
                  -------------------------
Company may amend this Plan solely for the purpose of ceasing Deferral
Elections.

        10.3      Termination. The Company, by action of the Board, reserves
                  -----------
the right to prospectively terminate this Plan, provided the Company pays to each Participant and Beneficiary, the single-sum value of the Participant's Account (or of the Beneficiary's unpaid Death Benefit) as of the date of termination. Such payment will be paid as soon as administratively possible, but not later than 90 days following the date of termination. Notwithstanding the foregoing, if any distribution in connection with the termination of this Plan will result in any portion of the payment (or any other amount paid to such Beneficiary during the same Plan Year) not being deductible by reason of Code section 162(m), the Committee may defer payment to a later payment date designated by it and the relevant Accounts will continue to earn investment returns measured under this Plan.

ARTICLE XI
------------------------------------------------------------------------------

                          MISCELLANEOUS PROVISIONS
                          ------------------------

        11.1      Corporate Action. Any action required of or permitted by the
                  -----------------
Company under this Plan will be by resolution of its Board, the Committee or any person or persons authorized by resolution of the Committee.

        11.2      Interests not Transferable. Except insofar as prohibited by
                  --------------------------
applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan will be valid or recognized by the Company. Neither the Participant, spouse, or designated Beneficiary will have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor will any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

        11.3      Effect on Other Benefit Plans. The treatment under other
                  -----------------------------
employee benefits plans maintained by the Company of amounts credited or paid under this Plan will be determined pursuant to the provisions of such plans.

        11.4      Legal Fees and Expenses. After a Change in Control, the
                  -----------------------
Company will pay all reasonable legal fees and expenses which the Participant or a Beneficiary may incur as a result of the Company's contesting the validity, enforceability, or the Participant's (or the Beneficiary's) interpretation of, or determinations made under, this Plan.

        11.5      Right to Offset. Prior to a Change in Control, any amount
                  ---------------
owed to the Company by a Participant of whatever nature may be offset by the Company from the value of any benefit otherwise payable hereunder, and no benefit hereunder will be distributed to the Participant unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims against the Company in a manner that is acceptable to the Committee in its sole and unrestricted discretion.

        11.6      Deduction of Taxes from Amounts Payable.
                  ---------------------------------------

                  (a)      Distribution. The Company will deduct from the
                           ------------
amount to be distributed such amount as the Company, in its sole discretion, deems proper to protect the Company against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Company may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

                  (b)      Withholding. No later than the date as of which an
                           -----------
amount first becomes includible in the gross income of the Participant for Federal income tax purposes, Federal employment tax purposes, or for purposes of any other taxing authority with respect to any Account under the Plan, the Participant will pay to the

Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, State, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

        11.7      Facility of Payment. If a Participant or Beneficiary is
                  -------------------
declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled will be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Committee in such matters will be final, binding, and conclusive upon the Company and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Company and the Committee will not be under any duty to see to the proper application of such payments.

        11.8      Merger. This Plan will be binding and enforceable with
                  ------
respect to the obligation of the Company against any successor to the Company by operation of law or by express assumption of the Plan, and such successor will be substituted hereunder for the Company.

        11.9      Gender and Number. Except when the context indicates to the
                  -----------------
contrary, when used herein, masculine terms will be deemed to include the feminine, and singular the plural.

        11.10     Invalidity of Certain Provisions. If any provision of this
                  --------------------------------
Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof and this Plan will be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

        11.11     Headings. The headings or articles are included solely for
                  --------
convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text will control.

        11.12     No Right to Employment. Neither the creation of this Plan
                  ----------------------
nor anything contained herein will be construed as giving any Participant in this Plan any right to remain in the employ of the Company.

        11.13     Notice and Information Requirements. Except as otherwise
                  -----------------------------------
provided in this Plan or as otherwise required by law, the Company will have no duty or obligation to affirmatively disclose to any Participant or Beneficiary, nor will any Participant or Beneficiary have any right to be advised of, any material information regarding the Company.

        11.14     Governing Law. This Plan will be governed by the laws of the
                  -------------
State of Delaware, without regard to the conflicts-of-law rules of such State, to the extent not preempted by the laws of the United States of America.

         IN WITNESS WHEREOF, the Company has caused this Plan to be signed by its duly authorized officer, and adopted on the 23rd day of October 2001.


                                     PEABODY ENERGY CORPORATION


                                     By:
                                          ------------------------------------

                                     Title:  Vice President Human Resources
                                             ------------------------------